Exhibit 23.5

July 31, 2018

Pintec Technology Holdings Limited the “Company”)

The offices of Vistra (Cayman) Limited,
P.O. Box 31119 Grand Pavilion,
Hibiscus Way, 802 West Bay Road,
Grand Cayman, KY1-1205,

Cayman Islands

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about July 16, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Jimin Zhuo
Name: Jimin Zhuo